Exhibit 10.1

Execution Version

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND RESIGNATION AND APPOINTMENT AGREEMENT

This First Amendment to the Credit Agreement (as defined below) and Resignation and Appointment Agreement (this “Amendment”) dated as of August 5, 2009, is by and among B&G Foods, Inc. (the “Borrower”), each Lender (as defined below) party hereto, the Guarantors, Lehman Commercial Paper Inc. (“Lehman”), a debtor and debtor in possession under chapter 11 of the Bankruptcy Code (defined below) acting alone or through one or more of its branches as the Administrative Agent (in such capacity, the “Existing Agent”), Swing Line Lender and as a Revolving Credit Lender and Credit Suisse, as the successor Administrative Agent (in such capacity, the “Successor Agent”) and successor Swing Line Lender.  Defined terms in the Credit Agreement have the same meanings where used herein, unless otherwise defined.

RECITALS

WHEREAS, the Borrower, the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), and the Existing Agent have entered into the Amended and Restated Credit Agreement dated as of February 23, 2007 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Credit Agreement be amended to, among other things, provide for Extended Revolving Credit Commitments, which Extended Revolving Credit Commitments and any borrowings of Extended Revolving Credit Loans thereunder, will permanently reduce in full all outstanding Existing Revolving Credit Commitments and prepay in full all outstanding Existing Revolving Credit Loans, in each case, on the First Amendment Effective Date;

WHEREAS, each existing Lender with a Revolving Credit Commitment or outstanding Revolving Credit Loans (an “Existing Revolving Credit Lender”) that executes and delivers a signature page to this Amendment specifically in the capacity of an “Extended Revolving Credit Lender” (each, together with each Additional Lender (as defined below), an “Extended Revolving Credit Lender”) will be deemed on the First Amendment Effective Date to have made a commitment to (a) maintain an Extended Revolving Credit Commitment in an aggregate principal amount of no less than (or, if so indicated on such signature page and agreed to by the Successor Agent, such aggregate principal amount in excess of) the aggregate principal amount of such Existing Revolving Credit Lender’s existing Revolving Credit Commitment immediately prior to the First Amendment Effective Date (the “Existing Revolving Credit Commitment”) and (b) from time to time make Extended Revolving Credit Loans thereunder as provided in the Credit Agreement.  Each other Person that executes and delivers a signature page to this Amendment specifically in the capacity of an “Extended Revolving Credit Lender” (an “Additional Lender”) will be deemed on the First Amendment Effective Date to have made a commitment to maintain an Extended Revolving Credit Commitment in an aggregate principal amount as set forth on such signature page and to, from time to time, make Extended Revolving Credit Loans thereunder as provided for in the Credit Agreement.  Each Existing Revolving Credit Lender who executes and delivers this Amendment solely in the capacity of an Existing Revolving Credit Lender shall be deemed to have agreed to this Amendment, but will not be deemed by virtue of such execution and delivery to have undertaken any commitment to become an Extended Revolving Credit Lender;

WHEREAS, on October 5, 2008, the Existing Agent commenced a voluntary case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) and on such date, pursuant to

Section 363(a) of the Bankruptcy Code, an automatic stay went into effect that prohibits actions to interfere with, or obtain possession or control of, the Existing Agent’s property or to collect or recover from the Existing Agent any debts or claims that arose before such date;

WHEREAS, the Existing Agent desires to resign as Administrative Agent and Swing Line Lender under the Credit Agreement and the other Loan Documents;

WHEREAS, the Borrower and the Required Lenders desire to ratify the appointment of Credit Suisse as successor Administrative Agent and successor Swing Line Lender under the Credit Agreement and the other Loan Documents, and the Successor Agent wishes to accept such appointment; and

WHEREAS, the Borrower has requested that the Lenders also agree to amend certain provisions of the Credit Agreement as more fully set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.             Amendments to the Credit Agreement. Effective on and after the First Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)           Section 1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Default Excess”: means, as at the date of computation thereof with respect to any Defaulting Lender, the sum of the amounts of defaulted Revolving Credit Loans and defaulted payments of such Lender at such date.

“Defaulting Lender”: any Revolving Credit Lender that has failed to fund any portion of its Revolving Credit Loans, participations in Letters of Credit or participations in Swing Line Loans within one Business Day immediately succeeding the date required to be funded by it hereunder, or any Revolving Credit Lender that has, as determined by the Administrative Agent (a) notified the Borrower, the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Revolving Credit Lender in writing that it does not intend to comply with any or all of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (b) failed, within three Business Days after a request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Credit Loans, participations in then outstanding Letters of Credit and participations in then outstanding Swing Line Loans, (c) otherwise failed to pay over to the Administrative Agent or any other Revolving Credit Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, or (d) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) consummated or entered into a commitment to consummate a forced liquidation, merger, sale of assets or other transaction resulting in a change of ownership or operating control of such Revolving Credit Lender supported in whole or in part by guaranties, assumption of liabilities or other comparable credit support of (including without limitation the nationalization or assumption of ownership or operating by) any Governmental Authority and either the Administrative Agent or the Required Lenders have concluded (in their respective good faith judgment) that any such event described in this sub-clause (iii) increases the risk that such Person will fail to fund any portion of its Revolving Credit Loans, participations in Letters of Credit or participations in Swing Line Loans within one Business Day of the date required to be funded by it hereunder.”

“Existing Revolving Credit Lender”: each Lender with a Revolving Credit Commitment or outstanding Revolving Credit Loans immediately prior to the First Amendment Effective Date.

“Existing Revolving Credit Loans”: each Revolving Credit Loan made by an Existing Revolving Credit Lender that is outstanding immediately prior to the First Amendment Effective Date.

“Extended Commitment Fee Rate:  ½ of 1% per annum.

“Extended Revolving Credit Commitment”: as to any Lender executing the First Amendment specifically in the capacity of an Extended Revolving Credit Lender, the obligation of such Lender to make Extended Revolving Credit Loans or participate in Swing Line Loans and participate in Letters of Credit on or after the First Amendment Effective Date in an aggregate principal and/or face amount not to exceed the amount set forth under its signature to the First Amendment to the extent accepted by the Successor Agent or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Extended Revolving Credit Commitment Period”: the period from and including the First Amendment Effective Date to the Extended Revolving Credit Termination Date.

“Extended Revolving Credit Lender”:  each Lender with an Extended Revolving Credit Commitment or outstanding Extended Revolving Credit Loans on or after the First Amendment Effective Date.

“Extended Revolving Credit Loans”: each Revolving Credit Loan made by an Extended Revolving Credit Lender on or after the First Amendment Effective Date.

“Extended Revolving Credit Termination Date”:  February 23, 2013, unless the Senior Notes shall not have been repaid, redeemed or refinanced prior to April 1, 2011, in which case the Extended Revolving Credit Termination Date shall be April 1, 2011.

“First Amendment”:  the First Amendment to this Agreement and Resignation and Appointment Agreement, dated of August 5, 2009.

“First Amendment Effective Date”: the date on which the First Amendment becomes effective as described in the First Amendment.

(b)           Section 1 of the Credit Agreement is hereby amended by amending and restating in their entirety the definitions set forth below:

“Applicable Margin”:  (a) with respect to the Revolving Credit Loans, 2.00% in the case of Base Rate Loans and 3.00% in the case of Eurodollar Loans and (b) with respect to the Tranche C Term Loans, 1.00% in the case of Base Rate Loans and 2.00% in the case of Eurodollar Loans.

“Base Rate”:  for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day,  (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized vendor for the purpose of displaying such rates) on such day.  For purposes hereof:  “Prime Rate” shall mean the rate of interest per annum announced from time to time by Credit Suisse (or any successor to Credit Suisse in its capacity as Administrative Agent) as its prime commercial lending rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

“Eurodollar Base Rate”: with respect to any Eurodollar Loan, the rate per annum determined by the Administrative Agent, at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Borrowing notice) by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period, provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provision of this definition, the “Eurodollar Base Rate” shall be the interest rate per annum, determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period.

“Lender”: each Existing Revolving Credit Lender, each Extended Revolving Credit Lender, each Tranche C Term Loan Lender and each other bank, financial institution or other entity from time to time party to this Agreement as a Lender.

“Revolving Credit Loans”:  Existing Revolving Credit Loans and Extended Revolving Credit Loans.

(c)           Section 1 of the Credit Agreement is further amended by making the following changes:

(i)            The definition of “Adjustment Date” is hereby deleted in its entirety.

(ii)           The definition of “Eurodollar Rate” is hereby amended by deleting the phrase “(rounded upward to the nearest 1/100th of 1%)” immediately after the words “following formula”.

(iii)          The definition of “Interest Period” is hereby amended by deleting the words “one, two,” in clause (b) thereof, in the first instance such words appear.

(iv)          The definition of “Net Cash Proceeds” is hereby amended by inserting the words “or equity” immediately after the phrase “issuance or sale of debt” and immediately prior to the word “securities” in clause (b) thereof.

(v)           The definition of “Pricing Grid” is hereby deleted in its entirety.

(vi)          The last sentence of the definition of “Revolving Credit Commitment” is hereby amended and restated in its entirety as follows:  “The aggregate amount of Total Revolving Credit Commitments as of the First Amendment Effective Date is $25,000,000.”

(d)           Section 2.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Revolving Credit Commitments; Swing Line Commitment.  (a)  Subject to the terms and conditions hereof, each Extended Revolving Credit Lender severally agrees to make Extended Revolving Credit Loans to the Borrower from time to time during the Extended Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Credit Percentage of the L/C Obligations and Swing Line Loans then outstanding, does not exceed the amount of such Lender’s Extended Revolving Credit Commitment.  During the Extended Revolving Credit Commitment Period the Borrower may use the Extended Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  The Extended Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.11, provided that no Extended Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Extended Revolving Credit Termination Date.  Any Existing Revolving Credit Loans outstanding under the Credit Agreement immediately prior to the First Amendment Effective Date shall continue to be outstanding and be deemed to be Extended Revolving Credit Loans made hereunder subject to the terms and conditions hereof; provided that no Existing Revolving Credit Lender or Extended Revolving Credit Lender shall be entitled to the indemnification set forth in Section 2.19 for any losses or expenses that may be incurred as a result of such conversion into Extended Revolving Credit Loans on the First Amendment Effective Date.

(b)           Subject to the terms and conditions hereof, the Swing Line Lender agrees to make available a portion of the credit otherwise available to the Borrower under the Extended Revolving Credit Commitments from time to time during the Extended Revolving Credit Commitment Period by making swing line loans (“Swing Line Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender’s other outstanding Extended Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero.  During the Extended Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.  Swing Line Loans shall be Base Rate Loans only.  Any Swing Line Loans outstanding under the Credit Agreement immediately prior to the First Amendment Effective Date shall continue to be outstanding and be deemed to be Swing Line Loans made hereunder, subject to the terms and conditions hereof.

(c)           The Borrower shall repay all outstanding (1) Extended Revolving Credit Loans on the Extended Revolving Credit Termination Date and (2) Swing Line Loans on the earlier of (x) the Extended Revolving Credit Termination Date and (y) the date that is seven (7) Business Days after such Swing Line Loan is made.”

(e)           Sections 2.5(a) and (b) of the Credit Agreement are hereby amended such that the phrase “Revolving Credit Commitment Period” is replaced with “Extended Revolving Credit Commitment Period” in each instance it is used therein.

(f)            Section 2.6(a) is hereby amended such that the phrase “Revolving Credit Termination Date” shall be replaced with “Extended Revolving Credit Termination Date” in each instance it is used therein.

(g)           Section 2.7(a) is hereby amended and restated in its entirety as follows:

(a)           The Borrower agrees to pay to the Administrative Agent for the account of each Extended Revolving Credit Lender which is not a Defaulting Lender a commitment fee for the period from and including the First Amendment Effective Date to the last day of the Extended Revolving Credit Commitment Period, computed at the Extended Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Extended Revolving Credit Termination Date (or any earlier date of termination of the Extended Revolving Credit Commitments), commencing on the first of such dates to occur after the First Amendment Effective Date.

(h)           Section 2.14 is hereby amended by deleting the following language at the end of the first sentence thereof:

“, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed”

(i)            Section 2.22 is hereby amended and restated in its entirety as follows:

“2.22.      Substitution of Lenders.  Upon the receipt by the Borrower from any Lender of a claim under Section 2.17, 2.18 or 2.20, or notice such Lender has become a Defaulting Lender, the Borrower may: (a) request one more of the other Lenders to acquire and assume all or part of such Lender’s Loans, Reimbursement Obligations and Revolving Credit Commitment; or (b) replace such Lender by designating another Lender or a financial institution that is willing to acquire such Loans and Reimbursement Obligations and assume such Revolving Credit Commitment; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default (other than, in the case of the replacement of a Defaulting Lender, as a result of the failure of the Borrower to satisfy its cash collateralization obligations pursuant to Section 2.31(a)(ii)) shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and Reimbursement Obligations, accrued interest, fees and other amounts owing to such replaced Lender prior to the date of replacement (including all amounts then owing to such replaced Lender pursuant to Sections 2.17, 2.18 and 2.20), (iv) the Borrower shall be liable to such replaced Lender under Section 2.19 if any Eurodollar Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, the Swing Line Lender and the Issuing Lender, and (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrower or replacement Lender shall be obligated to pay the registration and processing fee except in the case of a Defaulting Lender).”

(j)            Section 2 is hereby amended by adding the following as a new Section 2.31:

“2.31.  Defaulting Lenders.    Notwithstanding any provision of this Agreement to the contrary, if any Revolving Credit Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Credit Lender is a Defaulting Lender:

(a)           If a Revolving Credit Lender has any outstanding obligations with respect to Letters of Credit or if Swing Line Loans are outstanding at any time such Revolving Credit Lender is a Defaulting Lender then:

(i)            all or any part of such L/C Obligations and/or participations in Swing Line Loans shall be reallocated among the Revolving Credit Lenders that are not Defaulting Lenders in accordance with their respective Revolving Credit Percentage of the L/C Obligations and/or Swing Line Loans but only to the extent (x) the sum of (1) the principal amount of outstanding Revolving Credit Loans of all Revolving Credit Lenders that are not Defaulting Lenders, (2) the L/C Obligations of all Revolving Credit Lenders that are not Defaulting Lenders and (3) the participations in outstanding Swing Line Loans of all Revolving Credit Lenders that are not Defaulting Lenders, including their pro rata shares of the Defaulting Lender’s L/C Obligations and participations in outstanding Swing Line Loans, does not exceed the Total Revolving Credit Commitments of all Revolving Credit Lenders that are not Defaulting Lenders, (y) the sum of (1) the principal amount of outstanding Revolving Credit Loans of any Revolving Credit Lender that is not a Defaulting Lender, (2) the L/C Obligations of such Revolving Credit Lender that is not a Defaulting Lender and (3) the participations in outstanding Swing Line Loans of such Revolving Credit Lender that is not a Defaulting Lender, including its pro rata share of the Defaulting Lender’s allocated L/C Obligations and/or Swing Line Loans, does not exceed the Revolving Credit Commitment of such Revolving Credit Lender that is not a Defaulting Lender, and (z) the conditions set forth in Section 4.2(a)-(b) are satisfied at such time;

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within two Business Days following notice by the Administrative Agent, deposit cash collateral in an amount equal to such Defaulting Lender’s Revolving Credit Percentage of the L/C Obligations and participations in Swing Line Loans (after giving effect to any partial reallocation pursuant to clause (i) above) into a cash collateral account maintained with (and subject to documentation reasonably satisfactory to) the Administrative Agent for the benefit of the Lenders (and over which the Administrative Agent shall have a first priority perfected Lien), for so long as such L/C Obligations and/or participations in Swing Line Loans are outstanding; and

(iii)          if the Revolving Credit Percentage of the L/C Obligations of the Revolving Credit Lenders that are not Defaulting Lenders are reallocated pursuant to this Section 2.31(a), then the fees payable to the Revolving Credit Lenders pursuant to Section 2.25 shall be adjusted in accordance with such Revolving Credit Lenders’ Revolving Loan Percentage.

(b)           So long as any Revolving Credit Lender is a Defaulting Lender, (i) the Issuing Lender shall not be required to issue, amend, extend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the Revolving Credit Lenders that are not Defaulting Lenders for the duration of such Letter of Credit or cash collateral will be provided by the Borrower satisfactory to the Administrative Agent and the Issuing Lender, and participating interests in any newly issued or increased Letter of Credit shall be allocated among Revolving Credit Lenders that are not Defaulting Lenders in a manner consistent with Section 2.31(a)(i) (and Defaulting Lenders shall not participate therein) and any unallocated L/C Obligations of the Defaulting Lender shall be cash collateralized, and (ii) the Swing Line Lender shall not be required to make Swing Line Loans, unless it is satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the Revolving Credit Lenders that are not Defaulting Lenders for the duration of such Swing Line Loan or cash collateral will be provided by the Borrower satisfactory to the Administrative Agent and the Swing Line Lender, and participating interests in any newly made Swing Line Loans shall be allocated among Revolving Credit Lenders that are not Defaulting Lenders in a manner consistent with Section 2.31(a)(i) (and Defaulting Lenders shall not participate therein) and any unallocated participations in Swing Line Loans of the Defaulting Lender shall be cash collateralized.

In the event that the Administrative Agent, the Borrower, the Issuing Lender and the Swing Line Lender each agree that a Defaulting Lender has adequately remedied all matters that caused such Revolving Credit Lender to be a Defaulting Lender, then the L/C Obligations and/or participations in Swing Line Loans of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitments, and on such date the Administrative Agent shall return to the Borrower any cash collateral that has been granted pursuant to this Section 2.31.

(c)           Until such time as the Default Excess of such Defaulting Lender shall have been reduced to zero, any payment or prepayment of the Revolving Credit Loans of such Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise) shall be applied, first, to Swing Line Loans and amounts owing in respect of Letters of Credit in accordance with Sections 2.5(e) and 2.26(c) respectively, in each case as if such Defaulting Lender had no Swing Line Participation Amounts or participations in respect of L/C Obligations outstanding; second, to the Revolving Credit Loans of other Lenders as if such Defaulting Lender had no Revolving Credit Loans outstanding, until such time as the outstanding amount of Revolving Credit Loans of each Lender shall equal its pro rata share thereof based on its Revolving Credit Percentage ratably to the Lenders in accordance with their respective Revolving Credit Percentages of Revolving Credit Loans being repaid or prepaid; and third, to the then outstanding defaulted payments owed by such Defaulting Lender (and applicable interest thereon), ratably to the Persons entitled thereto. Any of the amounts as are reallocated pursuant to Section 2.31(a) that are payable or paid (including pursuant to Section 9.7) to such Defaulting Lender shall be deemed paid to such Defaulting Lender and applied by the Administrative Agent on behalf of such Defaulting Lender, and each Lender hereby irrevocably consents thereto.

(d)          Until such time as all defaulted payments and interest thereon with respect to such Defaulting Lender shall have been paid, the Administrative Agent may (in its discretion and with the irrevocable consent of each Defaulting Lender, which is hereby given) deem any amounts (other than those described in clause (c) immediately above) thereafter received by the Administrative Agent for the account of such Defaulting Lender (including amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.7) to have been paid to such Defaulting Lender and applied on behalf of such Defaulting Lender to the then outstanding defaulted payments of such Defaulting Lender (and applicable interest thereon) ratably to the Persons entitled thereto.”

(e)           In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, to each of which the applicable assignee and assignor hereby irrevocably consent), to pay and satisfy in full all defaulted Loans, Swing Line Participation Amounts and participations owed in respect of L/C Obligations.  No assignment otherwise permitted under Section 9.6 may be made to a Defaulting Lender or any Affiliate thereof without the consent of the Borrower and the Administrative Agent and, in the case of assignments with respect to Extended Revolving Credit Loans and Extended Revolving Credit Commitments, the Issuing Lender and Swingline Lender.

(k)           Section 6.2(g) is hereby amended by adding the following at the end of clause (iii)(A) thereof:

“unless the Consolidated Leverage Ratio would be less than or equal to 4.5 to 1.0 after giving pro forma effect to such refinancing as if it had occurred on the first day of the period measured by the Consolidated Leverage Ratio, in which case such refinancing Indebtedness may be incurred on a senior unsecured basis.”

(l)            Section 6.9(a) is hereby amended and restated in its entirety as follows:

“(a)         make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the Senior Subordinated Notes or any Indebtedness that refinances the Senior Subordinated Notes, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of the Senior Subordinated Notes or any Indebtedness that refinances the Senior Subordinated Notes, except: (i) as permitted by Section 6.2(g); (ii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, to the extent such action is permitted under Section 4.07 of the Senior Notes Indenture or the corresponding provision of any indenture or instrument governing any Indebtedness that refinances the Senior Notes in accordance with Section 6.2(f); (iii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may use the Net Cash Proceeds of an issuance of Capital Stock (other than Disqualified Stock) by the Borrower; provided that any such actions shall be taken within 90 days of the receipt of such Net Cash Proceeds; and (iv) the Borrower may exchange the Senior Subordinated Indebtedness or any Indebtedness that refinances the Senior Subordinated Notes for the Borrower’s Capital Stock (other than Disqualified Stock).”

(m)          Section 9.7(b) is hereby amended by adding the following at the end of the last sentence thereof:

“provided, further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set-off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.31 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off.”

(n)           Additional Amendments:

(i)            Each instance of the words “Lehman Commercial Paper Inc.” and “LCPI” in each Loan Document is hereby replaced with “Credit Suisse”.

(ii)           Annex A (Pricing Grid) is hereby deleted in its entirety.

(iii)          The information set forth on Annex 1 hereto hereby amends and replaces the information set forth in Schedule 3.15 to the Credit Agreement and Schedules 2, 3, 4 and 5 of the Guarantee and Collateral Agreement.

2.             Agency Resignation, Waiver, Consent and Appointment.

(a)           As of the First Amendment Effective Date (as defined below), (i) the Existing Agent hereby resigns as the Administrative Agent and Swing Line Lender as provided under Section 8.9 (Successor Administrative Agent) of the Credit Agreement and shall have no further obligations under the Loan Documents in such capacities; (ii) the Existing Agent hereby relinquishes its rights to receive any further agency fees for acting as Administrative Agent under the Loan Documents; (iii) the Required Lenders hereby appoint Credit Suisse as successor Administrative Agent and Swing Line Lender under the Credit Agreement and the other Loan Documents; (iv) the Borrower and Required Lenders hereby waive any notice requirement provided for under the Loan Documents in respect of such resignation or appointment; (v) the Borrower and Required Lenders hereby consent to the appointment of the Successor Agent; (vi) Credit Suisse hereby accepts its appointment as Successor Agent; (vii) the Successor Agent shall bear no responsibility for any actions taken or omitted to be taken by the Existing Agent while it served as Administrative Agent and Swing Line Lender under the Credit Agreement and the other Loan Documents and (viii) each of the Existing Agent and each Loan Party authorizes the Successor Agent to file any Uniform Commercial Code assignments or amendments with respect to the Uniform Commercial Code Financing Statements, and other filings in respect of the Collateral as the Successor Agent deems reasonably necessary or desirable to evidence the Successor Agent’s succession as Administrative Agent under the Credit Agreement and the other Loan Documents and each party hereto agrees to execute any documentation reasonably necessary to evidence such succession; provided that the Existing Agent shall bear no responsibility for any actions taken or omitted to be taken by the Successor Agent under this sub-clause (viii).

(b)           The parties hereto hereby confirm that the Successor Agent succeeds to the rights and obligations of the Administrative Agent under the Credit Agreement and becomes vested with all of the rights, powers, privileges and duties of the Administrative Agent and Swing Line Lender under each of the Loan Documents, and the Existing Agent is discharged from all of its duties and obligations as Administrative Agent and Swing Line Agent under the Credit Agreement and the other Loan Documents, in each case, as of the First Amendment Effective Date.

(c)           The parties hereto hereby confirm that, as of the First Amendment Effective Date, all of the provisions of the Credit Agreement, including, without limitation, Section 8 (The Agents; The Arrangers), Section 9.5 (Payment of Expenses) and Section 8.7 (Indemnification) to the extent they pertain to the Existing Agent, continue in effect for the benefit of the Existing Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the Existing Agent was acting as Administrative Agent and Swing Line Lender and inure to the benefit of the Existing Agent.

(d)           The Existing Agent hereby assigns to the Successor Agent each of the Liens and security interests granted to the Existing Agent under the Loan Documents and the Successor Agent hereby assumes all such Liens, for its benefit and for the benefit of the Secured Parties.

(e)           The Existing Agent shall deliver all possessory collateral (or, to the extent the Existing Agent is unable to deliver such possessory collateral after using reasonable best efforts, loss certificates in replacement thereof) held by the Existing Agent for the benefit of the Lenders to the Successor Agent.  On and after the First Amendment Effective Date, all possessory collateral held by the Existing Agent for the benefit of the Lenders shall be deemed to be held by the Existing Agent as agent and bailee for the Successor Agent for the benefit of the Lenders until such time as such possessory collateral has been delivered to the Successor Agent.  Notwithstanding anything herein to the contrary, each Loan Party agrees that all of such Liens granted by any Loan Party, shall in all respects be continuing and in effect and are hereby ratified and reaffirmed by each Loan Party.  Without limiting the generality of the foregoing, any reference to the Existing Agent on any publicly filed document, to the extent such filing relates to the liens and security interests in the Collateral assigned hereby and until such filing is modified to reflect the interests of the Successor Agent, shall, with respect to such liens and security interests, constitute a reference to the Existing Agent as collateral representative of the Successor Agent (provided, that the parties hereto agree that the Existing Agent’s role as such collateral representative shall impose no duties, obligations, or liabilities on the Existing Agent, including, without limitation, any duty to take any type of direction regarding any action to be taken against such Collateral, whether such direction comes from the Successor Agent, the Required Lenders, or otherwise and the Existing Agent shall have the full benefit of the protective provisions of Section 8 (The Agents; The Arrangers), including, without limitation, Section 8.7 (Indemnification), while serving in such capacity).  The Successor Agent agrees to take possession of any possessory collateral delivered to the Successor Agent following the First Amendment Effective Date upon tender thereof by the Existing Agent.

3.             Address for Notices.

(a)           As of the First Amendment Effective Date, the address of the “Administrative Agent” for the purposes of Section 9.2 (Notices) shall be as follows:

Credit Suisse,

Agency Manager,

One Madison Avenue,

New York, NY 10010,

Fax No. 212-322-2291,

Email:  agency.loanops@credit-suisse.com

(b)           As of the First Amendment Effective Date, the Borrower hereby agrees that any payment required to be made to the Successor Agent (whether for its own account or for the account of the Lenders) under the Credit Agreement, including, without limitation, Section 2.18 (Pro Rata Treatment and Payments) shall be made to the address set forth in Section 3 hereof.

4.             Conditions Precedent to Effectiveness.  The obligations of the parties hereto set forth in Sections 1 and 2 hereof shall become effective immediately upon the date (the “First Amendment Effective Date”) when each of the following conditions shall first have been satisfied:

(a)           The Successor Agent shall have received duly executed counterparts of this Amendment that, when taken together, bear the signatures of (i) the Borrower, (ii) each Guarantor, (iii) the Required Lenders, (iv) Extended Revolving Credit Lenders providing Extended Revolving Credit Commitments in an aggregate principal amount of not less than $25,000,000, and (v) the Existing Agent;

(b)           The Successor Agent shall have received the executed legal opinion of Dechert LLP, counsel to the Loan Parties;

(c)           The Successor Agent shall have received, for the account of (i) each Tranche C Term Lender that has executed and delivered a signature page approving this First Amendment, a fee in an amount equal to 0.25% of the outstanding Term Loans of such Lender as of the First Amendment Effective Date, (ii) each Existing Revolving Credit Lender who elects not to be an Extended Revolving Credit Lender but has executed and delivered a signature approving this First Amendment, a fee in an amount equal to 0.25% of such Lender’s Existing Revolving Credit Commitments and (iii) each Extended Revolving Credit Lender that has executed and delivered a signature page hereto, a fee in an amount equal to 0.25% of such Lender’s Extended Revolving Credit Commitment as of the First Amendment Effective Date;

(d)           The Borrower shall have paid, free and clear of any recoupment or set-off, in immediately available funds (i) all amounts payable to the Existing Agent as Existing Agent pursuant to the Loan Documents (including reasonable fees and expenses of counsel) and (ii) all amounts payable to the Successor Agent as Successor Agent pursuant to the Loan Documents (including reasonable fees and expenses of counsel);

(e)           [Intentionally Omitted]

(f)            [Intentionally Omitted]

(g)           The Successor Agent shall have confirmed in writing that the Existing Agent has completed each of the tasks listed on Schedule 3 hereto; and

(h)           Each of the representations and warranties set forth in Section 5 below shall be true and correct on and as of the First Amendment Effective Date.

5.             Representations and Warranties.

(a)           Lehman hereby represents and warrants on and as of the date hereof that (i) it is legally authorized to enter into and has duly executed and delivered this Amendment and (ii) all possessory collateral, or loss certificates in replacement thereof, held by the Existing Agent for the benefit of the Lenders has been delivered to the Successor Agent.

(b)           Successor Agent hereby represents and warrants on and as of the date hereof and on and as of the First Amendment Effective Date that it is legally authorized to enter into and has duly executed and delivered this Amendment.

(c)           Each Loan Party hereby represents and warrants on and as of the date hereof and on and as of the First Amendment  Effective Date that:

(i)            it has the corporate or business trust power and authority, and the legal right, to make, deliver and perform the Amendment and each other Loan Document to which it is a party and, in the case of the Borrower, to borrow and obtain other extensions of credit hereunder.  Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Amendment and each other Loan Document to which it is a party and, in the case of the Borrower, to authorize the borrowings and other extensions of credit on the terms and conditions of this Amendment.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings and other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Amendment or any of the other Loan Documents, except consents, notices and filings which have been made or obtained or the failure to make or obtain could not reasonably be expected to have a Material Adverse Effect;

(ii)           the Amendment and each other Loan Document has been duly executed and delivered on behalf of each Loan Party party hereto and thereto.  This Amendment, the Credit Agreement (as amended hereby) and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(iii)          each of the representations and warranties set forth in Section 3 (Representations and Warranties) of the Credit Agreement and the representations and warranties in each other Loan Document is true and correct in all material respects on and as of (a) the date of this Amendment and (b) the First Amendment Effective Date, as if made on and as of each such date, except for such representations and warranties expressly stated to relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty shall be true and correct in all respects;

(iv)          the execution, delivery and performance of this Amendment, the Credit Agreement (as amended hereby) and the other Loan Documents, the issuance of Letters of

Credit, borrowings thereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).  No Requirement of Law or Contractual Obligation applicable on the First Amendment Effective Date to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect;

(v)           both before and after giving effect to this Amendment, no Default or Event of Default has occurred or is continuing;

(vi)          Schedule 1 contains a complete list of all possessory Collateral delivered to the Existing Agent;

(vii)         the actions described in Schedule 2 hereto have been performed prior to the date hereof; and

(viii)        all Liens and security interests created under the Loan Documents are valid and enforceable Liens on and/or security interests in the Collateral, as security for the Obligations.

6.             Further Assurances.

(a)           Without limiting their obligations in any way under any of the Loan Documents, the Borrower and each Guarantor reaffirms and acknowledges its obligations to the Successor Agent with respect to the Credit Agreement and the other Loan Documents and that the delivery of any agreements, instruments or any other document and any other actions taken or to be taken shall be to the satisfaction of Successor Agent notwithstanding whether any of the foregoing was or were previously satisfactory to the Existing Agent.

(b)           Each of the Borrower, each Guarantor and the Existing Agent agrees that, following the First Amendment Effective Date, it shall furnish, at the Borrower’s expense, additional releases, amendment or termination statements and such other documents, instruments and agreements as are customary and may be reasonably requested by the Successor Agent from time to time in order to effect and evidence more fully the matters covered hereby.

(c)           The Borrower shall reimburse the Existing Agent for all reasonable out-of-pocket costs and expenses incurred by the Existing Agent in connection with any actions taken pursuant to this Amendment.

7.             Release.  Each of the Borrower, the Loan Parties and the Lenders hereby unconditionally and irrevocably waive all claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which any of them may have or claim to have against Lehman (whether in its capacity as an agent or lender, but not in its capacity as counterparty or guarantor to any Hedge Agreement) or its agents, employees, officers, affiliates, directors, representatives, attorneys, successors and assigns (collectively, the “Released Parties”) to the extent arising  at any time on or before the First Amendment Effective Date out of or in connection with the Loan Documents including, without limitation, any failure by Lehman on or before the First Amendment Effective Date to fund any Loan required to be funded by it under the Credit Agreement (collectively, the “Claims”).

Each of the Borrower, the Loan Parties and the Lenders further agree forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Released Parties with respect to any and all of the foregoing described waived, released, acquitted and discharged Claims and from exercising any right of recoupment or setoff that it may have (other than, in each case, in connection with any Hedging Obligations) against any Released Party with respect to Obligations under the Loan Documents.  Each of the Released Parties shall be a third party beneficiary of this Section 7.  Notwithstanding anything herein to the contrary, in no event shall this Section 7 release or be deemed to release Lehman or any other Released Party from any claims, suits, debts, liens, losses, causes of actions, demands, rights, damages, costs or expenses of any kind, character or nature arising in connection with (i) the ISDA Master Agreement, dated as of March 15, 2002, between Lehman Brothers Special Financing Inc. (“LBSF”) and Borrower, (ii) the Confirmation, dated as of February 27, 2007, between LBSF and Borrower and (iii) the Guarantee, dated as of March 15, 20002, issued by Lehman Brothers Holdings Inc. in favor of Borrower.

8.             Return of Payments.

(a)           In the event that, after the First Amendment Effective Date, the Existing Agent receives any principal, interest or other amount owing to any Lender or the Successor Agent under the Credit Agreement or any other Loan Document, the Existing Agent agrees that such payment shall be held in trust for the Successor Agent, and the Existing Agent shall return such payment to the Successor Agent for payment to the Person entitled thereto.

(b)           In the event that, after the First Amendment Effective Date, the Successor Agent receives any principal, interest or other amount owing to Existing Agent under the Credit Agreement or any other Loan Document, the Successor Agent agrees that such payment shall be held in trust for the Existing Agent, and the Successor Agent shall return such payment to the Existing Agent.

9.             Successors and Assigns.  This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

10.           Limitation.  Each Loan Party and each Lender hereby agrees that this Amendment (i) does not impose on the Existing Agent affirmative obligations or indemnities not already existing as of the date of its petition commencing its proceeding under chapter 11 of the Bankruptcy Code, and that could give rise to administrative expense claims, and (ii) is not  inconsistent with the terms of the Credit Agreement.

11.           Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

12.           Headings.  The paragraph headings used in this Amendment are for convenience only and shall not affect the interpretation of any of the provisions hereof.

13.           Reference to and Effect on Credit Agreement.

(a)           Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”,

“thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.  This Amendment is a Loan Document.

(b)           Except as specifically modified above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein, in each case as modified hereby.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.  Nothing herein shall be deemed to entitle the Borrower or any other Loan Party to a further consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

14.           Confirmation and Consent of Guarantors.  By signing this Amendment, each Guarantor hereby confirms that (i) it consents to the foregoing Amendment, (ii) the obligations of the Loan Parties under the Credit Agreement as modified hereby and the other Loan Documents (x) are entitled to the benefits of the guarantees set forth in the Guarantee and Collateral Agreement and (y) constitute Obligations, and (ii) notwithstanding the effectiveness of the terms hereof, (x) the obligations of each of the undersigned Guarantors are not impaired or affected and all guaranties given to the holders of Obligations and all Liens granted as security for the Obligations continue in full force and effect and (y) the Guarantee and Collateral Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

15.           APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

B&G FOODS, INC.,
as Borrower
By:	/s/ Robert C. Cantwell
	Name:	Robert C. Cantwell
	Title:	Executive Vice President of Finance

BGH HOLDINGS, INC.
BLOCH & GUGGENHEIMER, INC.
BURNHAM & MORRILL COMPANY
POLANER, INC.
WILLIAM UNDERWOOD COMPANY,
as Guarantor

By:	/s/ Robert C. Cantwell
	Name:	Robert C. Cantwell
	Title:	Executive Vice President of Finance

[SIGNATURE PAGE TO AMENDMENT, RESIGNATION AND APPOINTMENT AGREEMENT]

LEHMAN COMMERCIAL PAPER, INC. ,
as Existing Agent, existing Swing Line Lender and as a Revolving Credit Lender

By:	/s/ Roopali Hall
	Name:	Roopali Hall
	Title:	Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT, RESIGNATION AND APPOINTMENT AGREEMENT]

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as Successor Agent and successor Swing Line Lender

By:	/s/ Robert Hetu
	Name:	Robert Hetu
	Title:	Managing Director

By:	/s/ Christopher Reo Day
	Name:	Christopher Reo Day
	Title:	Associate

[SIGNATURE PAGE TO AMENDMENT, RESIGNATION AND APPOINTMENT AGREEMENT]